EXHIBIT 99.1

 Grant Park Fund Weekly Commentary
For the Week Ended May 6, 2016

Current Month				Rolling Performance				Rolling Risk Metrics* (June 2011 – May 2016)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.23%	-1.23%	0.71%	-9.39%	-2.60%	-5.06%	-0.90%	-5.06%	9.87%	-23.39%	-0.48	-0.67
B**	-1.24%	-1.24%	0.47%	-9.94%	-3.19%	-5.64%	-1.57%	-5.64%	9.87%	-25.55%	-0.54	-0.74
Legacy 1***	-1.20%	-1.20%	1.44%	-7.49%	-0.63%	-3.04%	N/A	-3.04%	9.77%	-18.25%	-0.27	-0.42
Legacy 2***	-1.20%	-1.20%	1.36%	-7.71%	-0.80%	-3.29%	N/A	-3.29%	9.79%	-19.01%	-0.29	-0.45
Global 1***	-1.07%	-1.07%	2.05%	-7.08%	-0.12%	-2.38%	N/A	-2.38%	9.74%	-16.43%	-0.20	-0.33
Global 2***	-1.08%	-1.08%	1.98%	-7.26%	-0.31%	-2.60%	N/A	-2.60%	9.76%	-17.03%	-0.22	-0.36
Global 3***	-1.11%	-1.11%	1.40%	-8.73%	-1.89%	-4.19%	N/A	-4.19%	9.78%	-20.96%	-0.39	-0.57

S&P 500 Total Return Index****	-0.33%	-0.33%	1.40%	-0.41%	10.28%	11.19%	7.18%	11.19%	12.17%	-15.30%	0.94	1.55
Barclays Capital U.S. Long Gov Index****	0.85%	0.85%	8.45%	8.03%	7.06%	8.48%	8.14%	8.48%	11.43%	-15.54%	0.77	1.38
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.
Portfolio Positions by Sectors and Markets (Two largest positions within each sector)
	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	26%					27%
Energy	5%	Short	Brent Crude Oil	1.6%	Long	5%	Short	Brent Crude Oil	1.7%	Long
			Natural Gas	1.6%	Short			Natural Gas	1.6%	Short
Grains/Foods	11%	Long	Soybeans	3.0%	Long	11%	Long	Soybeans	3.2%	Long
			Soybean Meal	1.3%	Long			Soybean Meal	1.4%	Long
Metals	10%	Long	Silver	3.4%	Long	11%	Long	Silver	3.6%	Long
			Gold	3.1%	Long			Gold	3.3%	Long
FINANCIALS	74%					73%
Currencies	21%	Short $	Australian Dollar	3.2%	Long	21%	Short $	Australian Dollar	3.3%	Long
			Euro	2.9%	Short			Japanese Yen	2.2%	Long
Equities	28%	Long	S&P 500	5.5%	Long	27%	Long	S&P 500	6.1%	Long
			Dax Index	2.5%	Long			Nasdaq	2.3%	Long
Fixed Income	25%	Long	U.S. 10-Year Treasury Notes	3.5%	Long	25%	Long	U.S. 10-Year Treasury Notes	3.8%	Long
			U.S. Treasury Bonds	2.9%	Long			Bunds	2.9%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Despite reports a mild winter caused higher-than-normal storage levels, natural gas prices rose 3%.  Crude oil was down slightly as prices consolidated after the run-up in April.  Price direction was muted due to conflicting information about Canada’s wildfire crisis and positive import metrics.

Grains/Foods
Dry weather allowed farmers to begin their typical production schedule early.  Early planting increases the yields for the growing season and increases future supplies.  Prices for corn, wheat, and oats fell on these reports.  The cattle market gained over 5% on signs lower prices have driven consumer demand higher.

Metals
The strength of the U.S. dollar was the primary driver in the metals markets.  Silver and platinum fell -2.5%.  Gold and palladium were down -1.5% and -5.1%, respectively.  Copper fell nearly 7% due to additional worries about China’s weakening economy.

Currencies
The U.S dollar moved higher for a second week.  It was the sole currency that strengthened due to speculation about an interest rate increase in June.  The largest decline was in the Mexican Peso, which fell -4.3%.

Equities
Stocks fell with the losses concentrated in the small-cap indices and international markets.  Mixed economic data and slowing global growth have weakened investors' appetite for risk. The S&P 500 posted losses for a second straight week, the first time since early February.

Fixed Income
U.S. Treasury markets rose due to weakness in U.S. equities and falling currency prices.  A potential increase in interest rates by the Federal Reserve during June remains at the forefront of investor minds.  Although the job growth report was weak, the data on wage growth could influence the Federal Reserve to increase rates sooner rather than later.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart
Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.  Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

Risk Metrics Chart
Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.